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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Hyperion Telecommunications, Inc., on Form S-1 of our report dated June 28, 1996 (August 12, 1996 as to Note 4 and the sixth paragraph of Note 6) (which expresses an unqualified opinion and includes an explanatory paragraph referring to a change in the method of accounting for income taxes), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
September 24, 1996